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                                                                     EXHIBIT 4.4

              CERTIFICATE OF DESIGNATION, PREFERENCE, AND RIGHTS OF
                     SERIES D FLOATING RATE PREFERRED STOCK

                                       OF

                                     AMERCO

                     ---------------------------------------

          Under Section 78.195(6) of the Nevada General Corporation Law

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         We, Edward J. Shoen and Gary V. Klinefelter, being the President and the Secretary, respectively, of AMERCO, a corporation organized and existing under the laws of Nevada (the "Corporation"), do hereby certify that, pursuant to authority conferred upon the Board of Directors by the Corporation's Restated Articles of Incorporation and by Section 78.195(6) of the Nevada General Corporation Law, the Board of Directors adopted, by unanimous written consent, the following resolutions providing for the issuance of a series of preferred stock:

         RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by Article 5 of the Restated Articles of Incorporation of this Corporation, a series of preferred stock is hereby established, the distinctive designation of which shall be "Series D Floating Rate Preferred Stock" (such series being hereafter called "Series D Preferred Stock"), and the preferences and relative participating, optional, or other special rights of Series D Preferred Stock and the qualifications, limitations, or restrictions thereof to the extent not heretofore set forth in the Restated Articles of Incorporation of the Corporation as from time to time amended (the "Articles of Incorporation"), are as follows:

                 (a) Designation. A series of preferred stock is hereby designated "Series D Floating Rate Preferred Stock." The number of shares constituting the Series D Preferred Stock is 3,860,000. Shares of the Series D Preferred Stock shall have a liquidation preference of $50.00 per share and shall have no par value.

                 (b)      Dividend Rate.

                          (i) Holders of the Series D Preferred Stock shall be entitled to receive dividends at a floating rate per share. The dividend to rate for all quarters ending on or before February 29, 1996, will be [ %]. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors, quarterly for each of the quarters ending February, May, August, and November of each year, payable in arrears on the first business day that is not a legal holiday of each succeeding March, June, September, and December, commencing March 1, 1996. On the first business day of each March, June, September, and December, the dividend rate for the next quarterly period will be reset. The new rate for the next quarterly period will be equal to 1.05 multiplied by the highest rate of the following: (a) the three-month United States Treasury yield; (b) the ten-year United States Treasury yield; and (c) the thirty-year United States Treasury yield; provided, however, that the dividend rate shall not be less than 5.50% nor more than 10.50% per annum. Each dividend shall be paid to the holders of record of shares of the Series D Preferred Stock as they appear on the stock records of the Corporation on the applicable record date, not exceeding 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors, which shall not exceed 15 days preceding such dividend payment date thereof.
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                          (ii)  No dividends shall be declared or paid or set
                 apart for payment on any shares of any class or classes of stock of the Corporation or any series thereof ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series D Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividend. When dividends are not paid in full, as aforesaid, upon the shares of the Series D Preferred Stock and any other shares of any class or classes of stock or series thereof ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon shares of the Series D Preferred Stock and any other shares of such class or classes of series thereof ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Series D Preferred Stock and such other shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series D Preferred Stock and such other shares bear to each other. Holders of shares of the Series D Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

                          (iii) So long as any shares of the Series D Preferred
                 Stock are outstanding, no dividend (other than a dividend in common stock or in any other shares ranking junior to the Series D Preferred Stock as to dividends and upon Liquidation (as defined in subsection (f)(i) and other than as provided in paragraph (ii) of this subsection (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the shares of any class or classes of stock of the Corporation or any series thereof ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon Liquidation nor shall any of the shares of any class or classes of stock of the Corporation or any series thereof ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon Liquidation be redeemed, purchased, or otherwise acquired or any consideration paid (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, or any subsidiary thereof (except by conversion into or exchange for shares of the Corporation ranking junior to the Series D Preferred Stock as to dividends and upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of the Series D Preferred Stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past dividend payment periods.

                          (iv) Dividends payable on the Series D Preferred Stock for any period less than a full quarterly dividend period, and for the dividend period beginning on the date of issuance of the shares of the Series D Preferred Stock, shall be computed on the basis of a 360-day year consisting of 12 30-day months. The amount of dividends payable on shares of the Series D Preferred Stock for each full quarterly dividend period shall be computed by dividing by 4 the rate per share as determined in subsection (b)(i).

                 (c)      Redemption.

                          (i) The shares of the Series D Preferred Stock shall not be redeemable prior to December 1, 2001, except under the Special Call or under the Right of Redemption (both defined below). On and after December 1, 2001, the Corporation, at its option, may redeem shares of the Series D Preferred Stock, as a whole or in part, for cash, at any time or from time to time, at a redemption price of $50.00 per share plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

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                          (ii)   In the event that fewer than all the
                 outstanding shares of the Series D Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                          (iii) In the event the Corporation shall redeem shares of the Series D Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date (or less than 30 days prior to the redemption date if such redemption is pursuant to the Special Call), to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation, or by publishing notice thereof in The Wall Street Journal or The New York Times, or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to each holder of the shares of the Series D Preferred Stock to be redeemed. Each such mailed or published notice shall state: (v) the redemption date; (w) the number of shares of the Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (x) the redemption price; (y) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (z) that dividends on the shares to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of the Series D Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series D Preferred Stock to be so redeemed.

                          (iv) Notice having been mailed as aforesaid, then, notwithstanding that the certificates evidencing the shares of the Series D Preferred Stock shall not have been surrendered, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series D Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders (including dividend and voting rights) of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                          (v) Any shares of the Series D Preferred Stock that shall at any time have been redeemed shall, after such redemption, in the discretion of the Board of Directors of the Corporation, be (x) held in treasury or (y) resume the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

                          (vi) Notwithstanding the foregoing provisions of this subsection (c), if any dividends on the Series D Preferred Stock are in arrears, no shares of the Series D Preferred Stock shall be redeemed unless all outstanding shares of the Series D Preferred Stock are simultaneously redeemed, and the Corporation shall not, and shall not permit any subsidiary thereof to, purchase or otherwise acquire any shares of the Series D Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series D Preferred Stock

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                 pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series D Preferred Stock.

                          (vii) Any shares of the Series D Preferred Stock held by Leonard S. Shoen, Samuel W. Shoen, Michael L. Shoen, Cecilia Shoen Hanlon, Theresa Shoen Romero, or Katrina Shoen Carlson, by any trust for the benefit of the foregoing, or by any "affiliate" (as defined in the Securities Act of 1933, as amended) of the foregoing (collectively, the "Original Holders") as of the date of the Corporation's notice to the holders of record of the Series D Preferred Stock in accordance with subsection (c)(iii), may be called by the Corporation in increments of $25,000,000 at a price of $50.00 per share, using the proceeds from any one or more of the following (the "Special Call"): (1) the sale of common stock of the Corporation or of any subsidiary of the Corporation; (2) the sale of preferred stock of the Corporation or of any subsidiary of the Corporation; (3) the sale of assets of the Corporation or of any subsidiary of the Corporation; or (4) the sale of one or more of the Corporation's subsidiaries. In addition, any shares of Series D Preferred Stock, regardless of whether such shares are held by the Original Holders as of the date of the Corporation's notice to holders of record of the Series D Preferred Stock (as described below), may be called by the Corporation in increments of $25,000,000 at a price of $51.75 per share at any time using the proceeds from any one or more of the following: (1) the sale of common stock of the Corporation or of any subsidiary of the Corporation; (2) the sale of assets of the Corporation or of any subsidiary of the Corporation; or (3) the sale of one or more the Corporation's subsidiaries. The Corporation must notify the holders of record of the Series D Preferred Stock in accordance with subsection
                 (c)(iii) within 60 days from the date of one of the foregoing special occurrences of the Corporation's intention to exercise its Special Call. The Corporation must exercise its Special Call within 30 days of such notification.

                          (viii) All shares of Series D Preferred Stock held by
                 an Original Holder are subject to a right of redemption (the "Right of Redemption"). The Right of Redemption does not apply to shares of Series D Preferred Stock held by any party other than the Original Holders and does not apply to any transfer to an Original Holder from any trust for the benefit of such Original Holder. In case any Original Holder of the Series
                 D Preferred Stock shall wish to make any sale, transfer or other disposition of all or any part of the Series D Preferred Stock held by such Original Holder, such Original Holder shall first notify the Corporation in writing, designating the number of shares of Series D Preferred Stock which such Original Holder desires to dispose of. The Corporation shall have a period of 21 calendar days following the date of its receipt of such notice to determine whether it wishes to purchase such Series D Preferred Stock. Such determination shall be made by the Corporation by its delivery to such Original Holder of a written acceptance of such offer within such 21-day period. If such notice is timely delivered to such Original Holder, the Corporation shall be obligated to purchase from the Original Holder and the Original Holder shall be obligated to sell to the Corporation, the Series D Preferred Stock specified in the notice to the Corporation within 120 days following the date of the Corporation's notice to the Original Holder for a price of $50.00 per share, plus accrued and unpaid dividends thereon to the date of redemption. If the Corporation shall not so accept such offer within such 21-day period, then such Original Holder shall be entitled, for a period of 270 days commencing on the first day after the date on which such 21-day period expires, to dispose of all or any part of the shares of Series D Preferred Stock designated in such notice to the Corporation. If such Original Holder shall not dispose of all or any part of such shares within such 270-day period (or, in the event of a sale of part thereof, the shares remaining untransferred), such shares shall continue to be subject in all respects to the Right of Redemption. The Secretary of the Corporation is authorized to place a legend describing the Right of Redemption on the certificates representing shares of Series D Preferred Stock.

                 (d) Conversion. The holders of shares of the Series D Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.

                 (e) Voting. The shares of the Series D Preferred Stock shall not have any voting powers either general or special, except as required by law and except that:

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                          (i)  So long as any of the shares of the Series D
                 Preferred Stock are outstanding, the consent of the holders of at least two-thirds of all the shares of the Series D Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series D Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, affecting or validating the amendment, alteration, or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of amendment or any similar document relating to any series of preferred stock) that would adversely affect the powers, preferences, or special rights of the Series D Preferred Stock, including the creation or authorization of any class of stock that ranks senior to the Series D Preferred Stock with respect to dividends or upon Liquidation. Any amendment or any resolution or action of the Board of Directors that would create or issue any series of preferred stock out of the authorized shares of preferred stock, or that would authorize, create, or issue any shares or class of stock (whether or not already authorized), ranking junior to or on a parity with the Series D Preferred Stock with respect to the payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the powers, preferences, or special rights of the outstanding shares of the Series D Preferred Stock; and

                          (ii) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series D Preferred Stock for any six quarterly dividend payment periods, and all such preferred dividends remain unpaid (a "Preferred Dividend Default"), the holders of outstanding shares of the Series D Preferred Stock (voting separately as a class with the holders of all other cumulative preferred stock upon which like voting rights have been conferred and exercisable, on the basis of one vote per share of preferred stock) shall be entitled to nominate and elect two directors to the Board of Directors of the Corporation at the next annual meeting of stockholders and at each subsequent meeting called for the election of directors, until the full dividends accumulated on all outstanding shares of the Series D Preferred Stock have been declared and paid in full. In such case, the entire board of directors shall be increased by two directors. Upon termination of such special voting rights attributable to all holders of shares of the Series D Preferred Stock and any other series of preferred stock, each director elected by the holders of shares of the Series D Preferred Stock and the holders of any other series of preferred stock (hereinafter referred to as a "Preferred Stock Director") pursuant to such special voting rights shall, without further action, be deemed to have resigned, subject always to the election of directors pursuant to the foregoing provisions in case of a future Preferred Dividend Default. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by, the vote of the holders of record of two-thirds of the outstanding shares of the Series D Preferred Stock and all other series of preferred stock who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purpose or by written consent as, and to the extent, permitted by law and the Articles of Incorporation and the Bylaws of the Corporation. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director shall be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of the Series D Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such Preferred Stock Directors as provided above. As long as a Preferred Dividend Default shall continue, holders of shares of the Series D Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                 (f)      Liquidation Rights.

                          (i) Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for

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                 payment has been made of the debts and other liabilities of the
                 Corporation and payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of any class or classes of stock of the Corporation or series thereof ranking senior to the shares of the Series D Preferred Stock, the holders of the shares of the Series D Preferred Stock shall be entitled, subject to paragraph (iv) of this subsection (f), to receive out of the assets of the Corporation, before any payment or distribution shall be made on common stock or on any other class of stock ranking junior to Series D Preferred Stock upon Liquidation, the amount of $50.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                          (ii) Neither the sale, transfer, or lease of all or any part of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a Liquidation for the purposes of this subsection (f).

                          (iii) After the payment to the holders of the shares
                 of the Series D Preferred Stock of the full preferential amounts provided for in this subsection (f), the holders of the Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation and the shares of the Series D Preferred Stock shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights, or privileges, including voting rights, and such shares shall be surrendered for cancellation to the Corporation.

                          (iv) In the event the assets of the Corporation available for distribution to the holders of shares of the Series D Preferred Stock upon any Liquidation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (i) of this subsection (f), no such distribution shall be made on account of any shares of any series of preferred stock ranking on a parity with the shares of the Series D Preferred Stock upon such Liquidation unless proportionate distributive amounts shall be paid on account of the shares of the Series D Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such Liquidation.

                 (g)      Priority. Holders of the Corporation's Series A
         8 1/2% Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of the Series D Preferred Stock. Any shares of any class or classes of the Corporation or series thereof shall be deemed to rank:

                          (i) Prior to the shares of the Series D Preferred Stock, either as to dividends or upon Liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of the Series D Preferred Stock;

                          (ii) On a parity with shares of the Series D Preferred Stock, either as to dividends or upon Liquidation, whether or not the dividend rates, dividend payment dates, or redemption or Liquidation prices per share or sinking fund provisions, if any, be different from those of the Series D Preferred Stock, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in proportion to their respective dividend rates or Liquidation prices, without preference or priority, one over the other, as between the holders of such shares and the holders of shares of the Series D Preferred Stock; and

                          (iii) Junior to shares of the Series D Preferred
                 Stock, either as to dividends or upon Liquidation, if such class is common stock or if the holders of shares of the Series D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holders of shares of such class or classes.

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



                 (h)      Sinking or Retirement Fund. The shares of the
         Series D Preferred Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares.

                 (i)      Miscellaneous.

                          (i) Subject to subsection (c)(iii) above, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by first-class mail with postage prepaid, addressed: if to the Corporation, to its offices at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239 (Attention:
                 Secretary); if to a holder, to the address thereof shown on the security register maintained by the registrar for the Series D Preferred Stock; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                          (ii) In the event a holder of shares of the Series D Preferred Stock shall not by written notice designate the name to whom payment upon redemption of any shares of the Series D Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals as President and Secretary, respectively, of the Corporation this ______ day of December, 1995 and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated herein are true.


                                            ------------------------------------
                                            President


                                            ------------------------------------
                                            Secretary

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
STATE OF ARIZONA          )
                          )  ss.
COUNTY OF MARICOPA        )

         The foregoing instrument was acknowledged before me this _____ day of December, 1995, by Edward J. Shoen, the President of AMERCO, a Nevada corporation, on behalf of the corporation.


                                            ------------------------------------
                                            NOTARY PUBLIC

My Commission Expires:

-----------------------

STATE OF ARIZONA          )
                          )  ss.
COUNTY OF MARICOPA        )

         The foregoing instrument was acknowledged before me this _____ day of December, 1995, by Gary V. Klinefelter, the Secretary of AMERCO, a Nevada corporation, on behalf of the corporation.


                                            ------------------------------------
                                            NOTARY PUBLIC

My Commission Expires:

-----------------------

                                       8